Exhibit 23.1

KPMG LLP Aon Center Suite 5500 200 E. Randolph Street Chicago, IL 60601-6436

Consent of Independent Auditors

The Board of Directors
General Electric Company:

We consent to the incorporation by reference in the registration statement (No. 333-219657) on Form S-3 and in the registration statements (Nos. 333-53753, 333-39159, 333-02979, 333-115014, 333-137985, 333-41840, 333-40468, 333-35744, 333-89086, 333-179857, 333-219662, and 333-219663) on Form S-8 of Westinghouse Air Brake Technologies Corporation of our report dated June 4, 2018, with respect to the combined statement of financial position of GE Transportation (a carve-out business of General Electric Company) as of December 31, 2017 and 2016, the related combined statements of earnings, comprehensive income, changes in equity, and cash flows for each of the years in the three-year period ended December 31, 2017, and the related notes, which report appears in the Form 8-K of Westinghouse Air Brake Technologies Corporation dated September 10, 2018.

/s/ KPMG LLP

Chicago, Illinois
September 10, 2018

KPMG LLP is a Delaware limited liability partnership and the U.S. member firm of the KPMG network of independent member firms affiliated with
KPMG International Cooperative (“KPMG International”), a Swiss entity.